Exhibit 10.08

Brooks Automation, Inc. 15 Elizabeth Drive Chelmsford, MA 01824	Tel (978) 262-2400 Fax (978) 262-2500 www.brooks.com

October 4, 2021

Amy Liao

Dear Amy:

As a follow up to our discussion, the following terms surrounding your position will be effective as of October 11, 2021. We believe you can continue to provide significant value to our Company given our current business focus and priorities.

The terms will be as follows:

1.	Your role will be titled Strategic Advisor to the CEO and you will continue reporting to Steve.
2.	Your hours and compensation will be adjusted to reflect a 25 hour work week ensuring continued benefits coverage. Your new bi-weekly gross pay will be $11,057.70 reflecting a 25 hour work week from your current bi-weekly pay.
3.	You will remain eligible for the PBVC FY 2021 payout based on goals achievement and the LTIP vesting measurement scheduled for November 15, 2021.
4.	This assignment will run through December 31, 2021.

Please let me know if you have any questions or concerns,

Thank you,

Kim Crowley
Human Resources

Cc:	Bill Montone
Steve Schwartz

File
		/s/ Amy Liao	10/4/2021
Acceptance:		Amy Liao	Date